Exhibit 1.1

The Corporations Act
MANITOBA	ARTICLES OF AMALGAMATION (share capital)

1.	Name of Amalgamated Corporation CanWest MediaWorks Inc.

2.	The address in full of the registered office (include postal code) 201 Portage Avenue, 31st Floor, Winnipeg, MB, R3B 3L7

3	Number (or minimum and maximum number) of directors

Such number of directors not more than twenty (20) and not less than (3) as the directors may from time to time determine.

4.	Directors

	Name in Full	Address in Full
See Schedule “I” attached hereto

5.	The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of common shares; and An unlimited number of Preference Shares, issuable in series.

6.	The rights, privilèges, restrictions and conditions attaching to the shares, if any The annexed Schedule “II” forms part of this document.

7.	Restrictions, if any, on share transfers None

8.	Restrictions, if any, on business the corporation may carry on None

9.	Other provisions, if any The directors may appoint from time to time one or more directors within the limits provided in The Corporations Act (Manitoba).

10.

The amalgamation agreement has been duly approved in accordance with Section 177 of The Corporations Act.

or

~~The amalgamation has been duly approved in accordance with Section 178 of The Corporations Act. These articles of amalgamation are the same as the articles of incorporation of (name of the designated amalgamating corporation)~~

11.	Name of the amalgamating corporation the by-laws of which are to be the by-laws of the amalgamated corporation CanWest Media Inc.

12.	Names of Amalgamating Corporations	Signature	Office held	Date	Business Number

See Schedule “III” attached

Instructions:	The statutory declarations required by subsection 179(2) shall accompany these articles of amalgamation. The amalgamation agreement is not required to be filed.

FORM 11
OFFICE USE ONLY

Corporation Number: 5158665

Business Number:

THIS IS SCHEDULE I referred to in the Articles of Amalgamation of CANWEST MEDIAWORKS INC. (the “Corporation”).

4.	Directors

Name in Full	Address in Full
David A. Asper	1015 Wellington Crescent Winnipeg, MB, R3M 0A7

Gail Asper	117 Grenfell Blvd. Winnipeg, MB, R3P 0B6

Leonard J. Asper	1001 Wellington Crescent Winnipeg, MB, R3M 0A7

Lloyd Barber, C.C., LL.D	800 Green Avenue, Box 510 Regina Beach, Saskatchewan, S0G 4C0

David Drybrough	16 Wyndstone Circle East St. Paul, MB, R2E 0L8

Ronald Daniels	179 Lyndurst Avenue Toronto, ON, M5R 3A1

Paul Godfrey	44 Arjay Crescent Toronto, ON M2L 1C7

Frank King	3931 Edison Crescent SW Calgary, AB, T2S 0X1

Lisa Pankratz	2654 West 1st Avenue Vancouver, BC, V6K 1G7

Derek H. Burney	3767 Revelstoke Drive Ottawa, ON, K1V 7C2

THIS IS SCHEDULE I referred to in the Articles of Amalgamation of CANWEST MEDIAWORKS INC. (the “Corporation”).

The rights, privileges, restrictions and conditions attaching to the common shares and the Preference Shares, issuable in series shall be as follows:

Common Shares

1. Voting Rights

Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings of which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

2. Dividends

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation.

3. Liquidation, Dissolution or Winding-up

The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

Preference Shares

The Preference Shares, as a class, shall have the following rights, privileges, restrictions and conditions:

1. Issuable in Series

The Preference Shares may from time to time be issued in one or more series.

2. Terms of Each Series

Subject to the following provisions, and subject to the filing of articles of amendment in prescribed form and the endorsement thereon of a certificate of amendment, in accordance with The Corporations Act (Manitoba), the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the foregoing, the issue price per share, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions.

3. Ranking of Preference Shares

The Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Preference Shares of every other series and be entitled to a preference over the common shares and over any other shares of the Corporation ranking junior to the Preference Shares. The Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the common shares and any other shares of the Corporation ranking junior to such Preference Shares as may be fixed in accordance with paragraph 2.

4. Cumulative Dividends and Payments on the Return of Capital

If any cumulative dividends, whether or not declared, or any amounts payable on the return of capital in the event of the liquidation, dissolution or winding up of the Corporation, in respect of a series of Preference Shares are not paid in full, the shares of such series of Preference Shares shall participate rateably with the shares of all other series of Preference Shares in respect of all accumulated cumulative dividends, whether or not declared, or all amounts payable on return of capital in the event of the liquidation, dissolution or winding up of the Corporation, as the case may be.

5. Conversion into Common Shares

The Preference Shares of any series may be made convertible into common shares of any series.

6. Variation of Rights

The provisions attaching to the Preference Shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the Preference Shares as a class.

THIS IS SCHEDULE III referred to in the Articles of Amalgamation of CANWEST MEDIAWORKS INC. (the “Corporation”)

12.	Names of Amalgamation Corps	Signature	Office Held	Date	Business No.
	Clarinet Music Inc. 5148741	/s/ Richard M. Leipsic	(RL)Secretary	18/08/05	139272652

	CanWest Media Inc. 5028737	/s/ Richard M. Leipsic	(RL)Vice-President & General Counsel	18/08/05	894585215

	Global Television Network Inc. 4229682	/s/ Richard M. Leipsic	(RL)Vice-President & Secretary	18/08/05	102120748

	ReachCanada Contact Centre Limited 4425996	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	867427379

	Global Television Centre Ltd. 5148619	/s/ Richard M. Leipsic	(RL)Vice-President & Secretary	18/08/05	102120581

	Global Television Specialty Networks Inc. 5148627	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	876468729

	CanWest Media Sales Limited 5148678	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	864848726

	Vancouver Island Newspaper Group Inc. 4306210	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	893982017

	Port Alberni Times Group Inc. 4306350	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	863252961

	Nanaimo Daily News Group Inc. 4306295	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	863275566

	Cool Records Inc. 5148724	/s/ Riva Richard	(RR)Secretary	18/08/05	887869600

	Mobile Video Productions Inc.	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	885901520

	5160367 Manitoba Inc. (formerly 2846551 Canada Inc.) 5160367	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	884823840

	Global Communications Limited 4436068	/s/ Richard M. Leipsic	(RL)Vice-President	18/08/05	896227048